Exhibit 10.2

TERMINATION AND SETTLEMENT AGREEMENT

THIS TERMINATION AND SETTLEMENT AGREEMENT (this “Agreement”), dated as of May 6, 2009, by and among SWK Technologies,  Inc.., a Delaware corporation with offices at 5 Regent Street, Suite 520, Livingston, NJ  07039 (the “Company”), Jeffrey D. Roth, an individual with offices at 5 Regent Street, Suite 520, Livingston, NJ  07039  (“Roth”), Jerome R. Mahoney, an individual with offices at 750 Route 34, Matawan, NJ  07747 (“Mahoney”), Trey Resources, Inc., a Delaware corporation with offices at 5 Regent Street, Suite 520, Livingston, NJ  07039 (“Trey”), (collectively referred to as the “Parties”).

WITNESSETH

WHEREAS, contemporaneously with the execution and delivery of this Agreement, Roth, the Company, Trey and Mahoney are entering into a Securities Purchase Agreement dated the date hereof, whereby Roth will be purchasing and the Company will be selling shares of the Company Common Stock equal to 20% of the outstanding shares of the Company, and thereafter upon receipt of payment for the Common Stock, the Company will remit to Trey, the owner of 80% of the fully-diluted outstanding common stock of the Company, the sum of $150,000 as a management fee;

WHEREAS, upon receipt of $150,000, Trey will pay Mahoney the sum of One Hundred and Seventeen Thousand and Five Hundred Dollars ($117,500) (the “Mahoney Payment”), such sum to be in full and total satisfaction of any and all outstanding obligations that exist or may exist between Mahoney and Trey;

WHEREAS, in consideration for the Mahoney Payment, Mahoney has agreed to terminate all agreements by and between Trey and himself and to resign as an officer and/or director of the Company and Trey;

WHEREAS, in consideration for the Mahoney Payment, some of the Parties hereto have agreed to release Mahoney from any past and/or present claims they may assert against him;

NOW, THEREFORE, in consideration of the mutual covenants, other agreements contained in this Agreement and upon receipt by Mahoney of the Mahoney Payment via wire transfer to an account of his designation, the Parties hereby agree as follows:

1. Mahoney and Trey mutually agree to terminate the Employment Agreement dated September 23, 2004, as amended (the “Employment Agreement”).

2. Mahoney hereby resigns as an employee, officer, consultant and/or director of Trey and the Company.

3. Mahoney hereby forgives and extinguishes:  (i) any accrued and unpaid compensation owed to him by either Trey and/or the Company, (ii) any and all obligations of Trey pursuant to the Employment Agreement, (iii) any and all other debt obligations owed to him by Trey and/or the Company, and (iv) any and all obligations of any type, known or unknown, contingent or otherwise, owed to him by either Trey and/or the Company.

4. Trey, the Company, and  Roth, hereby, knowingly, voluntarily and unconditionally release, forever discharge, and covenant not to sue Mahoney from or for any and all claims, causes of action, demands, suits, debts, obligations, liabilities, damages, losses, costs and expenses (including attorneys’ fees) of every kind or nature whatsoever, known or unknown, actual or potential, suspected or unsuspected, fixed or contingent, that such party has or may have through the date hereof arising out of or relating to Mahoney’s position as an officer, director, consultant and/or shareholder of Trey and/or the Company (the “Mahoney Relationship”), or resulting from any act or omission, error, negligence, breach of contract, tort, violation of law, discrimination, matter or cause whatsoever arising from the Mahoney Relationship, from the beginning of time through the date hereof; provided, however, that the foregoing release shall not apply to any claims arising out of this Agreement.

5. Trey, the Company, and Mahoney, hereby, knowingly, voluntarily and unconditionally release, forever discharge, and covenant not to sue Roth from or for any and all claims, causes of action, demands, suits, debts, obligations, liabilities, damages, losses, costs and expenses (including attorneys’ fees) of every kind or nature whatsoever, known or unknown, actual or potential, suspected or unsuspected, fixed or contingent, that such party has or may have through the date hereof arising out of or relating to Roth’s  position as an officer, director, consultant and/or shareholder of Trey and/or the Company (the “Roth Relationship”), or resulting from any act or omission, error, negligence, breach of contract, tort, violation of law, discrimination, matter or cause whatsoever arising from the Roth Relationship, from the beginning of time through the date hereof; provided, however, that the foregoing release shall not apply to any claims arising out of this Agreement.

6. Mahoney hereby, knowingly, voluntarily and unconditionally releases, forever discharges, and covenants not to sue Trey from or for any and all claims, causes of action, demands, suits, debts, obligations, liabilities, damages, losses, costs and expenses (including attorneys’ fees) of every kind or nature whatsoever, known or unknown, actual or potential, suspected or unsuspected, fixed or contingent, that such party has or may have through the date hereof arising out of or relating to Mahoney’s position as an officer, director, consultant and/or shareholder of Trey and/or the Company (the “Mahoney Relationship”), or resulting from any act or omission, error, negligence, breach of contract, tort, violation of law, discrimination, matter or cause whatsoever arising from the Mahoney Relationship, from the beginning of time through the date hereof; provided, however, that the foregoing release shall not apply to any claims arising out of this Agreement

7.           Mahoney hereby, knowingly, voluntarily and unconditionally releases, forever discharges, and covenants not to sue the Company from or for any and all claims, causes of action, demands, suits, debts, obligations, liabilities, damages, losses, costs and expenses (including attorneys’ fees) of every kind or nature whatsoever, known or unknown, actual or potential, suspected or unsuspected, fixed or contingent, that such party has or may have through the date hereof arising out of or relating to Mahoney’s position as an officer, director, consultant and/or shareholder of Trey and/or the Company (the “Mahoney Relationship”), or resulting from any act or omission, error, negligence, breach of contract, tort, violation of law, discrimination, matter or cause whatsoever arising from the Mahoney Relationship, from the beginning of time through the date hereof; provided, however, that the foregoing release shall not apply to any claims arising out of this Agreement.

8.  GOVERNING LAW: MISCELLANEOUS

(a) Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey without regard to the principles of conflict of laws.  The Parties further agree that any action between them shall be heard in Essex County, New Jersey, and expressly consent to the jurisdiction and venue of the Superior Court of New Jersey, sitting in Essex County and the United States District Court for the District of New Jersey sitting in Newark, New Jersey for the adjudication of any civil action asserted pursuant to this Paragraph.

(b) Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.  In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

(c) Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement, Amendments.  This Agreement supersedes all other prior oral or written agreements between the Parties, their affiliates and persons acting on their behalf with respect to the matters discussed herein, except for the Securities Purchase Agreement that is entered into and executed on the date hereof and this Agreement and the instruments referenced herein contain the entire understanding of the Parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, none of the Parties makes any representation, warranty, covenant or undertaking with respect to such matters.  The recitals to this Agreement are hereby incorporated by reference into and made a part of this Agreement for all purposes.  No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

(f) Notices.  Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon confirmation of receipt, when sent by facsimile; (iii) upon confirmation of receipt after being sent by U.S. certified mail, return receipt requested, or (iv) upon confirmation of receipt after being sent with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company, to:	SWK Technologies, Inc.
5 Regent Street
Livingston, NJ 07039
Attention: Mark Meller
Telephone: (973) 758-6100
Facsimile: (973) 748-9449

If to Roth:	Jeffrey D. Roth
SWK Technologies, Inc.
5 Regent Street
Livingston, NJ 07039
Telephone: (973) 758-6110
Facsimile: (973) 758-6120

If to Mahoney:	Jerome R. Mahoney
c/o iVoice Technologies, Inc.
750 Route 34
Matawan, NJ 07747
Telephone: (732) 441-7700
Facsimile: (732) 441-9895

If to Trey:	Trey Resources, Inc.
5 Regent Street
Livingston, NJ 07039
Attention: Mark Meller
Telephone: (973) 758-6100
Facsimile: (973) 748-9449

With a copy to:	Meritz & Muenz LLP
2021 O Street, NW
Washington, DC 20036
Attention: Lawrence A. Muenz
Telephone: (202) 728-2909
Facsimile: (202) 728-2910

Each party shall provide five (5) days’ prior written notice to the other party of any change in address or facsimile number.

(g) Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.  None of the Parties shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other the Parties hereto.

(h) No Third Party Beneficiaries.  This Agreement is intended for the benefit of the Parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i) Publicity.  The Parties  shall have the right to approve, before issuance any press release or any other public statement with respect to the transactions contemplated hereby made by any party; provided, however, that Trey  shall be entitled, without the prior approval of any of the Parties, to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations (Trey shall use its best efforts to consult the other Parties in connection with any such press release or other public disclosure prior to its release and Buyer shall be provided with a copy thereof upon release thereof).

(j) Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rules of strict construction will be applied against any party.

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IN WITNESS WHEREOF, the Parties have caused this Termination and Settlement to be duly executed as of the date first written above.

ROTH:	COMPANY:
JEFFREY D. ROTH	SWK TECHNOLOGIES, INC.

By: ___________________________________
Name: Mark Meller
Title: Chairman and Secretary

JEROME R. MAHONEY	TREY RESOURCES, INC.

By:	By: ___________________________________
Name: Mark Meller
Title: President and Chief Executive Officer